SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 24, 2005
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 MATERIAL DEFINITIVE AGREEMENT
On August 24, 2005, Ashford Hospitality Trust, Inc. (the “Company”) completed a modification agreement related to its $60.0 million credit facility, due August 17, 2007, with Merrill Lynch Capital (a division of Merrill Lynch Business Financial Services, Inc.) and Calyon New York Branch. Under the terms of the modification agreement, the capacity of the credit facility was increased from $60.0 million to $100.0 million, the maturity was extended one year to August 17, 2008, and the interest rate was reduced from LIBOR plus a range of 2.0% to 2.3% to LIBOR plus a range of 1.6% to 1.95%. Under both the previous and modified agreements, the effective interest rate falls within the aforementioned ranges depending on the loan-to-value ratio existing at the time. Also, under the previous and modified agreements, the term includes two one-year extension options at the Company’s option. In addition, subject to certain conditions, the credit facility can be increased to $150.0 million.
ITEM 2.03 DIRECT FINANCIAL OBLIGATION
On August 24, 2005, the Company completed a modification agreement related to its $60.0 million credit facility, due August 17, 2007, with Merrill Lynch Capital (a division of Merrill Lynch Business Financial Services, Inc.) and Calyon New York Branch. Under the terms of the modification agreement, the capacity of the credit facility was increased from $60.0 million to $100.0 million, the maturity was extended one year to August 17, 2008, and the interest rate was reduced from LIBOR plus a range of 2.0% to 2.3% to LIBOR plus a range of 1.6% to 1.95%. Under both the previous and modified agreements, the effective interest rate falls within the aforementioned ranges depending on the loan-to-value ratio existing at the time. Also, under the previous and modified agreements, the term includes two one-year extension options at the Company’s option. Subject to certain conditions, the credit facility can be increased to $150.0 million. In addition, this credit facility is subject to acceleration upon the occurrence of certain events of default by the borrower.
As of December 31, 2004, this credit facility had an outstanding balance of approximately $17.8 million, which was repaid on January 20, 2005. Since that time, the Company has completed draws on this credit facility of $15.0 million, $20.0 million, $15.0 million, $10.0 million, and $10.0 million on March 16, 2005, March 22, 2005, April 27, 2005, June 2, 2005, and August 3, 2005, respectively. On April 15, 2005, the Company paid down this credit facility by $20.0 million.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10.15.2	Third Amendment to the Credit Agreement, dated August 24, 2005, between the Registrant, Calyon New York Branch, and Merrill Lynch Capital

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 26, 2005

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer